                                                                     EXHIBIT 4.2

                               State of Delaware

                      OFFICE OF THE SECRETARY OF STATE                   PAGE 1

                      --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF INTERMEDIA COMMUNICATIONS INC., FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF OCTOBER, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                             [SEAL APPEARS HERE]

                                           /s/ Edward Freel
                                           -----------------------------------
                 [SEAL APPEARS HERE]      Edward J. Freel, Secretary of State

                                            AUTHENTICATION:  8729116
                                                      DATE:  10-29-97
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                  CERTIFICATE OF DESIGNATION OF VOTING POWER,
                            DESIGNATION PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                             OTHER SPECIAL RIGHTS
                        AND QUALIFICATIONS, LIMITATIONS
                               AND RESTRICTIONS

                                      OF

                7% SERIES E JUNIOR CONVERTIBLE PREFERRED STOCK

                                      OF

                        INTERMEDIA COMMUNICATIONS INC.

                           _________________________

                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware

                           _________________________

          Intermedia Communications Inc., a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in ARTICLE FOURTH of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors of the Company at a special meeting duly called and held on October 21, 1997, duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

          RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having a par value of $1.00 per share, with a liquidation preference of $2,500 per share (the "Liquidation Preference") which shall be designated as Series E Junior Convertible Preferred Stock (the "Preferred Stock") consisting of 87,500 shares (which shares of preferred stock were authorized to be issued by the Company by resolution of the Board of Directors of the Company dated as of March 17, 1997, and by resolution of the stockholders of the Company dated as of May 22, 1997), having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

     1.   Ranking.  The Preferred Stock shall rank, with respect to dividend
          -------
distributions and distributions upon the liquidation, winding-up and dissolution of the Company, (i) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after October 24, 1997 by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (ii) on a parity with Series D Preferred Stock, any additional shares of Series D Preferred Stock or Preferred Stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company established after October 24, 1997 by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to the Series B Preferred Stock and to each class of capital stock or series of preferred stock issued by the Company established after October 24, 1997 by the Board of Directors the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

     No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Senior Securities.

     2.     Dividends.
            ---------

     (i) The holders of shares of the Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative dividends from the Preferred Stock Issue Date accruing at the rate per annum of 7% of the Liquidation Preference per share, payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing on January 15, 1998 (each a "Dividend Payment Date"). If any such date is not a Business Day, such payment shall be made on the next succeeding Business Day, to the holders of record as of the next preceding January 1, April 1, July 1 and October 1 (each, a "Record Date"). Dividends will be payable, at the option of the Company, (i) in cash,
(ii) by delivery of shares of Common Stock to holders (based upon 95% of the Average Stock Price (as defined below)), or (iii) through any combination of the foregoing. If the dividends are paid in shares of Common Stock, the number of shares of Common Stock to be issued on each Dividend Payment Date will be determined by dividing the total dividend to be paid on each share of Preferred Stock by 95% of the average of the high and low sales prices of the Common Stock as reported by the Nasdaq National Market or any national securities exchange upon which the Common Stock is then listed, for each of the ten consecutive trading days immediately preceding the fifth Business Day preceding the Record Date (the "Average Stock Price"). The Transfer Agent is hereby authorized and directed to aggregate any fractional shares of Common Stock that are issued as dividends, sell them at the best available price and distribute the proceeds to the holders in proportion to their respective interests therein. The Company shall pay the expenses of the Transfer Agent with respect to such sale, including brokerage commissions. In the event the sale by the Transfer Agent of such aggregated fractional interests would be restricted, the Company and the Transfer Agent will agree upon other appropriate arrangements for the cash realization of the fractional interests. Dividends payable on the Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accrue on a daily basis.

     (ii) Dividends on the Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company shall take all actions required or permitted under the DGCL to permit the payment of dividends on the Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

     (iii) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock with respect to any dividend

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

period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock. Unless full cumulative dividends on all outstanding shares of Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (a) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (b) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities;
(c) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Company or any of its Subsidiaries; and (d) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries. Holders of the Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

     (iv) When dividends are declared by the Board of Directors, the Company shall issue a press release at least 15 Business Days prior to the Record Date setting forth (a) the method of payment for such dividends (cash, Common Stock or a combination thereof) and (b) the pricing period used to determine the Average Stock Price.

     3.     Conversion.
            ----------

     (i) A holder of shares of Preferred Stock may convert such shares into Common Stock at any time after December 29, 1997, unless previously redeemed. For the purposes of conversion, each share of Preferred Stock shall be valued at the Liquidation Preference, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares issuable upon conversion, except that the right to convert shares of Preferred Stock called for redemption shall terminate at the close of business on the Business Day preceding the Redemption Date and shall be lost if not exercised prior to that time, unless the Company shall default in payment of the Applicable Redemption Price. Immediately following such conversion, the rights of the holders of converted Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

     (ii) To convert Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing the shares of Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company or transfer agent for the Preferred Stock, (B) notify the Company at such office that he elects to convert Preferred Stock and the number of shares he wishes to convert, (C) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (D) pay any transfer or similar tax if required. In the event that a holder fails to notify the Company of the number of shares of Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practical, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion, and a new certificate representing the unconverted portion, if any, of the shares of Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. No payment or adjustment will be made for accrued and unpaid dividends on converted shares of Preferred Stock or for dividends on any Common Stock issued upon such conversion. A share of Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of dividends to the opening of business of the corresponding Dividend Payment Date must be accompanied by a payment in cash, Common Stock or a combination thereof, in an amount equal to the dividend payable on such Dividend Payment Date, unless such share of Preferred Stock has been called for redemption on a redemption date occurring during the period from the close of business on any record date for the payment of dividends to the close of business on the Business Day immediately following the corresponding Dividend Payment Date. The dividend payment with respect to a share of Preferred Stock called for redemption on a date during the period from the close of business on any record date for the payment of dividends to the close of business on the Business Day immediately following the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such record date, notwithstanding the conversion of such share after such record date and prior to such Dividend Payment Date, and the holder converting such share of Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Preferred Stock for conversion. If a holder of Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total liquidation preference of all shares of Preferred Stock converted. If the last day on which Preferred Stock may be converted is not a Business Day, Preferred Stock may be surrendered for conversion on the next succeeding Business Day.

     (iii) The Company shall not issue any fractional shares of Common Stock upon conversion of Preferred Stock. Instead the Company shall round the results of a conversion up to the nearest full share of Common Stock.

     (iv) If a holder converts shares of Preferred Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder's name.

     (v) The Company has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Preferred Stock in full. All shares of Common Stock that may be issued upon conversion of Preferred Stock shall be fully paid and nonassessable. The Company shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Preferred Stock and shall endeavor to list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

     (vi) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock other than the payment of dividends in Common Stock on the Preferred Stock or any other regularly scheduled dividend on any other preferred stock which does not trigger any anti-dilution provisions in any other security, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph 3(vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (vii) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph 3(xi) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this paragraph 3(vii), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this paragraph 3 after the issuance of such rights, options or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. For the purposes of this paragraph 3(vii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

     (viii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (ix) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (A) evidences of its indebtedness or (B) shares of any class of capital stock, cash or other assets (including securities, but excluding (x) any rights, options or warrants referred to in paragraph 3(vii) above, (y) any dividend or distribution referred to in paragraph 3(vi) or 3(viii) above, and (z) cash dividends paid from the Company's retained earnings), unless the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid in respect of any repurchases of Common Stock by the Company or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of the Company's market capitalization (being the product of the then current market price per share (determined as provided in paragraph 3(xi) below) of the Common Stock times the aggregate number of shares of Common Stock then outstanding on the record date for such distribution), then in each case, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph 3(xi) below) of the Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes "ex-dividend" in respect of such distribution) less the then fair market value as determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Transfer Agent) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this paragraph 3) applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination of the holders entitled to such distribution. The following transactions shall be excluded from the foregoing clauses (1) and (2): (I) repurchases of Common Stock issued under the Company's stock incentive programs; and (II) dividends or distributions payable-in-kind in additional shares of, or warrants, rights, calls or options exercisable for or convertible into additional shares of Junior Securities.

     (x) The reclassification or change of Common Stock into securities, including securities other than Common Stock, (other than any reclassification upon a consolidation or merger to which paragraph 3(xviii) below shall apply) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of paragraph 3(ix) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph 3(viii) above).

     (xi) For the purpose of any computation under paragraph 3(vii) or 3(ix) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days selected by the Board of Directors commencing no more than 30 Trading Days before and ending no later than the day before the day in question; provided that, in the case of paragraph 3(ix), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock entitled to receive such dividend or distribution (or, if earlier, the date on which the Common Stock goes "ex-dividend" in respect of such dividend or distribution) shall be less than 20 Trading Days, the period shall be such lesser number of Trading Days but, in any event, not less than five Trading Days.

     (xii) No adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall

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be carried forward and taken into account in any subsequent adjustment.  All calculations under this paragraph 3 shall be made to the nearest 1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be.

     (xiii) For purposes of this paragraph 3, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of paragraph 3(xviii) below, shares issuable on conversion of shares of Preferred Stock shall include only shares of the class designated as Common Stock of the Company on the Preferred Stock Issue Date or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     (xiv) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. No adjustment in the Conversion Price need be made under paragraphs 3(vi), 3(vii) and 3(ix) above if the Company issues or distributes to each holder of Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those paragraphs which each holder would have been entitled to receive had Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

     (xv) Whenever the Conversion Price is adjusted, the Company shall promptly mail to holders of Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Company shall file with the transfer agent for the Preferred Stock, if any, a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to paragraph 3(xvi) below, the certificate shall be conclusive evidence that the adjustment is correct.

     (xvi) The Company from time to time may reduce the Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock by any amount, but in no event may the Conversion Price be less than the par value of a share of Common Stock.
Whenever the Conversion Price is reduced, the Company shall mail to holders of Preferred Stock a notice of the reduction. The Company shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of paragraphs 3(vi), 3(vii), 3(viii) and 3(ix) above.

     (xvii) If:

            (A) the Company takes any action which would require an adjustment in the Conversion Price pursuant to paragraph 3(vii), 3(ix) or 3(x) above;

            (B) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Company must approve the transaction; or

             (C)  there is a dissolution or liquidation of the Company;

the Company shall mail to holders of the Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph 3(xvii).

     (xviii) In the case of any consolidation of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company's Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, each share of Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Preferred Stock. If this paragraph 3(xviii) applies, paragraphs 3(vi), 3(viii) and 3(x) do not apply.

     (xix) In any case in which this paragraph 3 shall require that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Company, the Conversion Price shall be recomputed immediately upon such recision to the price that would have been in effect had such event not been authorized, provided that such recision is permitted by and effective under applicable laws.

     4.      Liquidation Rights.  Upon any voluntary or involuntary liquidation,
             ------------------
dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, each holder of shares of the Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Preferred Stock held by such holder, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the Liquidation Preference and all accrued dividends and Liquidated Damages, if any, to which holders of Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends and Liquidated Damages, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company or reduction or decrease in capital stock.

     5.     Optional Redemption.
            -------------------

     (i) The Preferred Stock may not be redeemed at the option of the Company prior to October 18, 2000. The Preferred Stock may be redeemed for cash, in whole or in part, at the option of the Company on or after October 18, 2000, at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) and Liquidated Damages, if any, to the date of redemption (the "Applicable Redemption Price"), upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on October 18 of each of the years set forth below:

          Year                                     Percentage
          ----                                     ----------
          2000.............................        104.00%
          2001.............................        103.00%
          2002.............................        102.00%
          2003.............................        101.00%
          2004 and thereafter..............        100.00%

     No optional redemption pursuant to this paragraph 5(i) shall be authorized or made unless, prior to giving the applicable redemption notice, all accumulated and unpaid dividends for periods ended prior to the date of such redemption notice shall have been paid in cash, Common Stock or a combination thereof.

     (ii) In case of redemption of less than all of the shares of Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Company in its sole discretion.

     (iii) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by first class mail, postage prepaid, to all holders of record of the Preferred Stock at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Preferred Stock may be listed or admitted to trading, such notice shall state: (i) that such redemption is being made pursuant to the optional redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (vi) that dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

     (iv) If notice has been mailed in accordance with Section 5(iii) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

     (v) Any funds deposited with a bank or trust company for the purpose of redeeming Preferred Stock shall be irrevocable except that:

            (a) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

            (b) any balance of monies so deposited by the Company and unclaimed by the holders of the Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

     (vi) No Preferred Stock may be redeemed except with funds legally available for such purpose. The Company shall take all actions required or permitted under the DGCL to permit any such redemption.

     (vii) Notwithstanding the foregoing provisions of this Section 5, unless the full cumulative dividends on all outstanding shares of Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock are simultaneously redeemed.

     6.     Change of Control.
            -----------------

     (i) Subject to paragraph (6)(v) hereof, upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Preferred Stock Change of Control Offer") to each holder of shares of Preferred Stock to repurchase all or any part of such holder's shares of Preferred Stock at an offer price in cash equal to 100% of the aggregate Liquidation Preference thereof, plus accumulated and unpaid dividends (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment
Date) and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment").

     (ii)   Within 30 days following any Change of Control, the Company shall
(a) publish a notice of the Change of Control in The Wall Street Journal or a similar daily business publication of national distribution and (b) mail a notice to each holder of Preferred Stock describing the transaction that constitutes the Change of Control, together with such other information as may be required pursuant to the securities laws, and stating: (A) that the Change of Control Offer is being made pursuant to this Certificate of Designations and that, to the extent lawful, all shares of Preferred Stock validly tendered will be accepted for payment; (B) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) that any shares of Preferred Stock not tendered will continue to accrue dividends in accordance with the terms of this Certificate of Designations; (D) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends on the Change of Control Payment Date; and (E) a description of the procedures to be followed by such holder in order to have its shares of Preferred Stock repurchased.

     (iii) On the Change of Control Payment Date, the Company shall, to the extent lawful, (A) accept for payment shares of Preferred Stock validly tendered pursuant to the Change of Control Offer and (B) promptly mail to each holder of shares of Preferred Stock so accepted payment in an amount equal to the purchase price for such shares and (C) unless the Company defaults in the payment for the shares of Preferred Stock tendered pursuant to the Preferred Stock Change of Control Offer, dividends will cease to accrue with respect to the shares of Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Company shall publicly announce the results of the Preferred Stock Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (iv) The Company shall comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of shares of the Preferred Stock in connection with a Change of Control.

     (v) Notwithstanding the foregoing, prior to complying with this paragraph 6, but in any event within 90 days following a Change of Control, the Company shall either (a) repay or refinance all outstanding indebtedness or (b) obtain the requisite consents, if any, under all agreements governing outstanding indebtedness necessary to permit the repurchase of the Preferred Stock required by this paragraph 6. The Company must first comply with the covenants in its outstanding indebtedness or take the actions described in the preceding sentence before it will be required to repurchase shares of Preferred Stock in the event of a Change of Control; provided, that if the Company fails to repurchase shares of Preferred Stock, the sole remedy to holders of Preferred Stock will be the voting rights arising from a Voting Rights Triggering Event. Moreover, the Company will not repurchase or redeem any Preferred Stock pursuant to this Change of Control provision prior to the Company's repurchase of the Series B Preferred Stock pursuant to the Change of Control covenants in the Series B Preferred Stock and the Company's repurchase or redemption obligation may be concurrent with analogous obligations under Parity Securities.

     (vi) Notwithstanding the foregoing, the Company shall not be required to make a Preferred Stock Change of Control Offer following a Change of Control if a third party makes the Preferred Stock Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Designations applicable to a Preferred Stock Change of Control Offer made by the Company and purchases all of the Preferred Stock validly tendered and not withdrawn under such Preferred Stock Change of Control Offer.

     7.     Voting Rights.
            -------------

     (i) The holders of record of shares of the Preferred Stock shall have no voting rights, except as required by law and as hereinafter provided in this
Section 7.

     (ii)   Upon:

            (a) the accumulation of accrued and unpaid dividends on the outstanding Preferred Stock in an amount equal to six (6) quarterly dividends (whether or not consecutive); or

            (b) the failure of the Company to make a Preferred Stock Change of Control Offer or to repurchase all of the Preferred Stock tendered in a Preferred Stock Change of Control Offer (each of the events described in clauses (a) and (b) being referred to herein as a "Voting Rights Triggering Event");

then the holders of a majority of the outstanding shares of Preferred Stock, voting together with any subsequently issued Parity Securities than entitled to voting rights, shall be entitled to elect such number of members to the Board of Directors of the Company constituting at least 20% of the then existing Board of Directors before such election (rounded to the nearest whole number), provided, however, that such number shall be no less than one nor greater than two, and the number of members of the Company's Board of Directors shall be immediately and automatically increased by one or two, as the case may be.

     (iii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of Preferred Stock. Such right of the holders of Preferred Stock to elect directors may be exercised until (a) all dividends in arrears shall have been paid in full and (b) all other Voting Rights Triggering Events have been cured or waived, at which time the term of such directors previously elected shall thereupon terminate, and such directors shall be deemed to have resigned.

     (iv) At any time when such voting right shall have vested in the holders of Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of holders of record of 10% or more of the Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of holders of Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Preferred Stock then outstanding may designate in writing a holder of Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Company or, if none, at a place designated by such holder. Any holder of Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 7. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

     (v) If any director so elected by the holders of Preferred Stock shall cease to serve as a director before his term shall expire, the holders of Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

     (vi) The Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock then outstanding (with shares held by the Company or any of its affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

            (a) authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible or exchangeable into or evidencing the right to purchase, shares of any class or series of Senior Securities;

            (b) amend or otherwise alter this Certificate of Designation (including the provisions of Section 7 hereof) in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Preferred Stock;

            (c) authorize the issuance of any additional shares of Preferred Stock; or

            (d) waive any existing Voting Rights Triggering Event or compliance with any provision of this Certificate of Designation;

provided, however, that the Company shall not amend the Change of Control provisions of this Certificate of Designation (including the related definitions) without the approval of the holders of at least 66 2/3% of the then outstanding shares of Preferred Stock, voting or consenting, as the case may be, as one class.

     (vii) Without the consent of each holder affected, an amendment or waiver of the Company's Certificate of Incorporation or of this Certificate of Designation may not (with respect to any shares of Preferred Stock held by a non-consenting holder):

            (a) alter the voting rights with respect to the Preferred Stock or reduce the number of shares of Preferred Stock whose holders must consent to an amendment, supplement or waiver;

            (b) reduce the Liquidation Preference of or alter the provisions with respect to the redemption of the Preferred Stock (except as provided with respect to Section 6 hereof);

            (c) reduce the rate of or change the time for payment of dividends on any share of Preferred Stock;

            (d) waive the consequences of any failure to pay dividends on the Preferred Stock;

            (e) make any share of Preferred Stock payable in any form other than that stated in this Certificate of Designation;

            (f) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of holders of Preferred Stock to receive the Liquidation Preference and dividends on the Preferred Stock;

            (g) waive a redemption payment with respect to any share of Preferred Stock (except as provided with respect to Section 6 hereof); or

            (h) make any change in the foregoing amendment and waiver provisions.

     (viii) The Company in its sole discretion may without the vote or consent of any holders of the Preferred Stock amend or supplement this Certificate of
Designation:

            (a)  to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Preferred Stock in addition to or in place of certificated Preferred Stock; or

            (c) to make any change that would provide any additional rights or benefits to the holders of the Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such holder.

Except as set forth above, (x) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (y) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of the Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Preferred Stock.

     8.     Merger, Consolidation and Sale of Assets.  Without the vote or
            ----------------------------------------
consent of the holders of a majority of the then outstanding shares of Preferred Stock, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless (i) the entity formed by such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) if the Company is not the resulting entity, the Preferred Stock is converted into or exchanged for and becomes shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights thereof that the Preferred Stock had immediately prior to such transaction; and (iii) immediately after giving effect to such transaction, no Voting Rights Triggering Event has occurred and is continuing. The resulting entity of such transaction shall thereafter be deemed to be the "Company" for all purposes of this Certificate of Designations.

     9.     Reports.  The Company shall file within 15 days after it files them
            -------
with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") with the Transfer Agent. In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Company shall nevertheless continue to file such reports with the Commission (unless the Commission shall not accept such a filing) and the Transfer Agent. Whether or not required by the Exchange Act to file SEC Reports with the Commission, so long as any shares of Preferred Stock are outstanding, the Company shall furnish copies of the SEC Reports to the holders of Preferred Stock at the time the Company is required to make such information available to the Transfer Agent and any investors who request it in writing. In addition, the Company has agreed that, for so long as any Preferred Stock remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     10.    Amendment.  This Certificate of Designation shall not be amended,
            ---------
either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Preferred Stock, voting separately as a class.

     11.    Exclusion of Other Rights.  Except as may otherwise be required by
            -------------------------
law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Preferred Stock shall have no preemptive or subscription rights.

     12.    Headings of Subdivisions.  The headings of the various subdivisions
            ------------------------
hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     13.    Severability of Provisions.  If any voting powers, preferences and
            --------------------------
relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     14.    Reissuance of Preferred Stock.  Shares of Preferred Stock that have
            -----------------------------
been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

     15.    Mutilated or Missing Preferred Stock Certificates.  If any of the
            -------------------------------------------------
Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

     16.    Certain Definitions.  As used in this Certificate of Designations,
            -------------------
the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Business Day" means any day except a Saturday, a Sunday, or any day on
      ------------
which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

     "Change of Control" means the occurrence of any of the following: (i) the
      -----------------
sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange
Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company, unless (A) the closing price per share of Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the announcement of such Change of Control equals or exceeds 105% of the Conversion Price then in effect or (B) at least 90% of the consideration in the transaction or transactions constituting a Change of Control pursuant to clause (iii) consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the Preferred Stock become convertible solely into such common stock (and any rights attached thereto), or (iv) the first day on which more than a majority of the Board of Directors are not Continuing Directors; provided, however, that a transaction in which the Company becomes a subsidiary of another entity shall not constitute a Change of Control if (A) the stockholders of the Company immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Company immediately following the consummation of such transaction and (B) immediately following the consummation of such transaction, no "person" or "group" (as such terms are defined above), other than such other entity (but including holders of equity interests of such other entity), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Company.

     "Closing Price" means, for each Trading Day, the last reported sale price
      -------------
regular way on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the corporation for that purpose.

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Common Stock" means the Common Stock, par value $0.01 per share, of the
      ------------
Company.

     "Continuing Directors" means, as of any date of determination, any member
      --------------------
of the Board of Directors of the Company who (a) was a member of the Board of Directors on the date of original issuance of the Preferred Stock or (b) was nominated for election to the Board of Directors with the approval of, or whose election was ratified by, at least two-thirds of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

     "Conversion Price" shall initially mean $60.47 per share and thereafter
      ----------------
shall be subject to adjustment from time to time pursuant to the terms of paragraph 3 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Liquidated Damages" means all liquidated damages then owing under the
      ------------------
Registration Rights Agreement.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock Issue Date" means October 30, 1997.
      --------------------------

     "Registration Rights Agreement" means the Registration Rights Agreement
      -----------------------------
with respect to the Preferred Stock, dated as of October 30, 1997, by and among the Company, Bear, Stearns & Co. Inc. and Salomon Brothers Inc, as such agreement may be amended, modified or supplemented from time to time.

     "Series B Preferred Stock" means the Company's outstanding Series B
      ------------------------
Redeemable Exchangeable Preferred Stock due 2009.

     "Series D Preferred Stock" means the Company's outstanding Series D Junior
      ------------------------
Convertible Preferred Stock.

     "Trading Day" means any day on which the Nasdaq National Market or other
      -----------
applicable stock exchange or market is open for business.

     "Transfer Agent" shall be Continental Stock Transfer & Trust Co. unless and
      --------------
until a successor is selected by the Company.

          IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Robert M. Manning, Senior Vice President and Chief Financial Officer of the Company and attested by David C. Ruberg, Chairman of the Board, President and Chief Executive Officer of the Company, this 29th day of October, 1997.



                              INTERMEDIA COMMUNICATIONS INC.



                              By: /S/ Robert M. Manning
                                 ------------------------------
                              Name:   Robert M. Manning
                              Title:  Senior Vice President and
                                      Chief Financial Officer


ATTEST:


By:  /S/ David C. Ruberg
    -----------------------
Name:   David C. Ruberg
Title:  Chairman of the Board, President
        and Chief Executive Officer